UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2014

Commission File No. 001-33366

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-5913059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 21, 2014, Sabine Pass Liquefaction, LLC (“SPL”), a wholly owned subsidiary of Cheniere Energy Partners, L.P., closed a $325 million Senior Letter of Credit and Reimbursement Agreement, among SPL, as borrower, The Bank of Nova Scotia, as Senior Issuing Bank and Senior LC Facility Administrative Agent, Société Générale, as Common Security Trustee, and the lenders named therein, as Senior LC Lenders (the “Senior LC Agreement”). The Senior LC Agreement is being used for the issuance of letters of credit on behalf of SPL for certain working capital requirements related to developing, constructing and placing into operation four liquefaction trains adjacent to the Sabine Pass LNG terminal in Cameron Parish, Louisiana, with a nominal production capacity each of at least 182.5 million MMBtu per year, and facilities and services incidental thereto.

SPL will pay (a) a commitment fee in an amount equal to an annual rate of 0.75% of an amount equal to the unissued portion of letters of credit available pursuant to the Senior LC Agreement and (b) a letter of credit fee equal to an annual rate of 2.5% of the undrawn portion of all letters of credit issued under the Senior LC Agreement. Each of these fees is payable quarterly in arrears. In the event that draws are made upon any letters of credit issued under the Senior LC Agreement, the amount of such draw shall be deemed a “Senior LC Loan” issued to SPL. SPL is required to pay the full amount of such Senior LC Loan on or prior to 5:00 p.m., New York City time, on the business day immediately succeeding the deemed issuance of such Senior LC Loan. Any such Senior LC Loan shall bear interest at a rate of 2.0% plus the higher of (a) the federal funds rate plus 0.50% and (b) the average interest rate for the date of issuance publicly announced by The Bank of Nova Scotia as its “prime rate.”

The Senior LC Agreement incorporates the representations and warranties and covenants and reporting requirements of the Amended and Restated Common Terms Agreement, dated as of May 28, 2013, among SPL and certain other parties thereto and Société Générale, as common security trustee and intercreditor agent (the “Common Terms Agreement”). The Senior LC Agreement includes customary events of default which are subject to customary grace periods and materiality standards, including an event of default under the Common Terms Agreement, or a default in the payment when due of any fee amount under the Senior LC Agreement. The Senior LC Agreement will terminate if no letters of credit are issued within one year of the closing date of the Senior LC Agreement or after notice of termination is given under the Common Terms Agreement.

The foregoing description of the Senior LC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 by reference.
Item 9.01    Financial Statements and Exhibits.
d)    Exhibits

Exhibit Number	Description
10.1
Senior Letter of Credit and Reimbursement Agreement, dated as of April 21, 2014, among Sabine Pass Liquefaction, as Borrower, The Bank of Nova Scotia, as Senior Issuing Bank and Senior LC Facility Administrative Agent, Société Générale, as Common Security Trustee and the lenders named therein, as Senior LC Lenders (incorporated by reference to Exhibit 10.1 to Sabine Pass Liquefaction, LLC's Current Report on Form 8-K (SEC File No. 333-192373), filed on April 25, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

Date: April 25, 2014	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Senior Letter of Credit and Reimbursement Agreement, dated as of April 21, 2014, among Sabine Pass Liquefaction, as Borrower, The Bank of Nova Scotia, as Senior Issuing Bank and Senior LC Facility Administrative Agent, Société Générale, as Common Security Trustee and the lenders named therein, as Senior LC Lenders (incorporated by reference to Exhibit 10.1 to Sabine Pass Liquefaction, LLC's Current Report on Form 8-K (SEC File No. 333-192373), filed on April 25, 2014).